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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-____) of Georgia-Pacific Corporation for the registration of $500,000,000 aggregate principal amount of Georgia-Pacific Corporation's 8% Senior Notes due 2024 and to the incorporation by reference therein of our report dated January 30, 2004, with respect to the consolidated financial statements and schedule of Georgia-Pacific Corporation included in its Annual Report (Form 10-K) for the year ended January 3, 2004, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Atlanta, Georgia
March 5, 2004